APTIMUS ANNOUNCES SECOND QUARTER 2007 FINANCIAL RESULTS

SAN FRANCISCO, August 8, 2007 -- Aptimus, Inc. (NASDAQ: APTM) today reported its second quarter 2007 results, including:

•	Q2 2007 GAAP revenues of $4.0 million
•	Q2 2007 GAAP loss of $1.3 million including $257,000 of share based compensation

Aptimus, Inc., the Point-of-ActionTM online advertising network, today reported second quarter 2007 GAAP revenues of $4.0 million, a 26% increase over Q2 2006 GAAP revenues and a 12% sequential increase over Q1 GAAP 2007 revenues. GAAP net loss for the quarter was $1.3 million, or $0.20 per share.

The GAAP net loss during the quarter includes $257,000 of non cash expense related to share based compensation. Without the non cash expense, the net loss would have been $1.0 million, or $0.16 per share, which is a 15% sequential improvement from the adjusted net loss in the first quarter of 2007. A reconciliation of this supplemental information is reflected below.

The GAAP net loss also includes $238,000 of legal, banking and other costs related to strategic corporate activities performed during the quarter. The reported profit and loss per share amounts are determined without consideration of income tax expense as the tax benefit of the company’s net operating loss carry-forward has been fully reserved.

GAAP cost of revenue, or the fees earned by the company's network publishers, for the quarter were $2.1 million, or 53% of revenues, compared to $1.6 million, or 50% of revenues for the second quarter of 2006 and $2.0 million or 56% of revenues for the first quarter of 2007. This quarter’s cost of revenues includes the impact of a substantial new Education oriented Publisher agreement in which the percentage of publisher fees begin at higher than average levels to include relationship start up costs, and then decline over the first 6 months to normal publisher fee levels. As an offset to this increase, the Company benefited during the quarter from a credit agreed to during the quarter of $224,000 related to fees previously overpaid to a Publisher due to unmet guarantees.

The sequential improvement in the company’s loss benefited from an increase in revenues, an improvement in the percentage of revenues paid to network publishers, and a full quarter’s benefit from the cost reduction initiatives implemented in the fourth quarter of 2006 and the first quarter of 2007.

“We are pleased with our second quarter results and feel the company made important improvements in its business and technology foundation this quarter ” said Rob Wrubel, president and CEO of Aptimus. “We launched new relationships with key publishers and moved forward with continuing product releases enabling a new class of Internet advertising to support large advertiser needs.”

Below is an update on the company’s objectives for 2007:

Expanding placement formats and ad products for advertisers - Aptimus continued the expansion of its product suite for advertisers and publishers with the recent announcement of cost per interaction based pricing and its first Internet Advertising Bureau standard advertising unit, the Portico. These new product capabilities accelerate the evolution of traditional lead generation based advertising into a new class of performance based advertising. The cost per interaction pricing approach enables advertisers and agencies to pay for a consumer’s interaction with the advertising unit, merging the best of branding with direct response elements. The new IAB standard Portico advertising unit also enables Aptimus to present performance-based advertising within high volume IAB standard sized advertising areas, opening up significantly more volume of placements within web sites. For examples of these industry leading new capabilities, visit www.aptimus.com.

Expand network among top 100 publishers - The company added multiple new placements with AOL during the quarter and has additional placements launching in Q3. The company also is continuing its discussions with Yahoo! regarding relationship expansion. In addition, the company announced a new exclusive relationship with Forbes.com during the quarter with placements being rolled out in the third quarter. Other new publishers to the Aptimus Network include Lycos, Demand Media, and the return of a former publisher CNET.

Direct advertiser sales growth - The company has continued its progress in growing direct advertiser relationships, including growth in its education client base. The recent introduction of cost per interaction pricing approaches also appears to offer an opportunity to accelerate direct advertiser sales with new brand focused advertisers. This quarter, the company added new relationships with many direct advertisers.

Key financial metrics during the quarter were as follows:

	Three Months Ended
	6/30/07	3/31/07	6/30/06
Total Revenues	$4,022,000	$3,602,000	$3,186,000

Education Revenue	$1,964,000	$1,415,000	$489,000

Combined placement average RPM	$35.12	$44.28	$59.24
Combined placement page impressions	113,903,000	80,793,000	53,784,000

% of revenue from the education vertical	48.8%	39.3%	15.3%

About Aptimus, Inc.

Aptimus’ advanced Internet advertising and optimization platform drives improved levels of consumer engagement across all digital media channels resulting in more relevant experiences for consumers and more effective campaigns for advertisers. The platform of six channels focuses on Education / Career & Self Improvement, Gaming, Technology / Early Adopters, IM / Communications, Community, and Interactive Entertainment. Aptimus has offices in San Francisco and Seattle, and is publicly traded on the NASDAQ under the symbol APTM. More information on Aptimus is available at the company’s website at http://www.aptimus.com.

Note on Non-GAAP Financial Measures

This press release makes reference to non-GAAP operating expenses and earnings, which exclude stock-based compensation expenses required under GAAP. The company uses these non-GAAP measures internally to assess its performance. The company believes these non-GAAP measures provide a meaningful perspective on its operations, but cautions investors to consider these measures in addition to, not as a substitute for or superior to, its consolidated financial results as presented in accordance with GAAP. A complete reconciliation between GAAP and non-GAAP financial measures is included in the company's quarterly earnings releases and is also available in the investor relations section of the company's website.

Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of federal securities laws and regulations, including without limitation statements regarding Aptimus’ future business prospects and operating results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements, including without limitation risks that Aptimus’ business and operating results will deteriorate in the future and other risks described from time to time in our filings with the SEC. In addition, see the risk factors section of our most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the SEC and all subsequent SEC filings. Aptimus assumes no obligation to update any forward-looking statement contained in this press release.

INVESTOR RELATIONS:
Budd Zuckerman
Genesis Select
bzuckerman@genesisselect.com
303-415-0200

MEDIA INQUIRIES:
Michael Sullivan
SVP Marketing and Media Services
Aptimus, Inc.
415-896-2123 x4214
michaels@aptimus.com

APTIMUS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2007	2006
ASSETS
Cash and cash equivalents	$2,175	$3,757
Accounts receivable, net	2,870	3,953
Prepaid expenses and other assets	597	759
Total current assets	5,642	8,469
Fixed assets, net	707	901
Intangible assets, net	1,906	2,026
Goodwill	3,163	3,163
Deposits	158	161
Total Assets	$11,576	$14,720

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$1,827	$1,869
Accrued and other liabilities	1,070	1,344
Current portion of notes payable	1,288	1,888
Total current liabilities	4,185	5,101

Shareholders' equity
Common stock	69,410	69,369
Additional paid-in capital	4,115	3,637
Accumulated deficit	(66,134)	(63,387)
Total shareholders' equity	7,391	9,619
Total liabilities and shareholders' equity	$11,576	$14,720

APTIMUS, INC.
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006

Net revenues	$4,022	$3,186	$7,624	$6,145
Operating expenses
Cost of revenues	2,126	1,607	4,154	2,970
Sales and marketing	1,669	1,310	3,376	2,621
Connectivity and network costs	266	229	516	439
Research and development	256	219	517	409
General and administrative	837	441	1,461	1,071
Depreciation and amortization	165	102	337	201
Other operating expenses	-	-	-	1
Total operating expenses	5,319	3,908	10,361	7,712
Operating loss	(1,297)	(722)	(2,737)	(1,567)

Interest income	22	109	63	214
Interest expense	(29)	-	(73)	-
Loss before income taxes	(1,304)	(613)	(2,747)	(1,353)
Income taxes	-	-	-	-
Net loss	$(1,304)	$(613)	$(2,747)	$(1,353)

Basic and diluted net loss per share	$(0.20)	$(0.09)	$(0.42)	$(0.21)
Weighted average shares used in computing basic and diluted net loss per share	6,603	6,536	6,591	6,533

Supplemental information:
Net loss	$(1,304)	$(613)	$(2,747)	$(1,353)
Add back non-cash share-based compensation:
Sales and marketing	181	111	346	323
Connectivity and network costs	8	6	15	12
Research and development	21	2	44	12
General and administrative	47	7	73	14
Total share-based compensation	257	126	478	361
Supplemental net loss excluding non-cash share-based compensation	$(1,047)	$(487)	$(2,269)	$(992)
Supplemental basic and diluted net loss per share	$(0.16)	$(0.07)	$(0.34)	$(0.15)

Reconciliation of Net loss to EBITDA:
Net loss	$(1,304)	$(613)	$(2,747)	$(1,353)
Add back certain non-cash charges:
Interest, net	7	(109)	10	(214)
Depreciation and amortization	165	102	337	201
EBITDA net loss	$(1,132)	$(620)	$(2,400)	$(1,366)